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                                                                    EXHIBIT 23.1


We consent to the incorporation by reference in Registration Statements Nos. 333-58629 and 333-70405 on Form S-3 and Registration Statements Nos. 333-12243 and 333-12633 on Form S-8 of The North Face, Inc. of our report dated April 12, 2000 (which expresses an unqualified opinion and includes an explanatory paragraph referring to the substantial doubt of the ability of the Company to continue as a going concern), appearing in this Annual Report on Form 10-K of The North Face, Inc. for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP


San Francisco, California
April 13, 2000

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